[GRAPHIC OMITTED] [JOHNSON OUTDOORS LOGO]

                                                                      Exhibit 99
                                                                      ----------

                                                       NEWS RELEASE


AT JOHNSON OUTDOORS:        AT FRB / WEBER SHANDWICK:
Paul A. Lehman              Larry Stein         Leslie Loyet      Tim Grace
VP and Chief Financial      General Inquiries   Analyst Contact   Media Contact
Officer                     (312) 266-7800      (312) 640-6672    (312) 266-7800
(262) 631-6600

FOR IMMEDIATE RELEASE
THURSDAY, JULY 17, 2003

Johnson Outdoors Announces Preliminary Q3 Earnings

RACINE, WISCONSIN, July 17, 2003.....Johnson Outdoors Inc. (NASDAQ:JOUT)
announced today it anticipates third quarter earnings to be in the range of $0.57 - $0.61 per diluted share. Third quarter results will reflect one-time charges of between $3.3 million and $3.8 million pre-tax stemming from a voluntary product recall of a UWATEC dive computer, which was announced today by the U.S. CPSC, and a discontinued acquisition. These one-time charges will have a negative impact in the range of $0.26 - $0.30 per diluted share.

Johnson Outdoors will hold its quarterly conference call on July 24, 2003 at 11:00 a.m. Eastern Time following release of its final third quarter results. The call will be webcast at www.johnsonoutdoors.com and www.companyboardroom.com. A replay will be available on both web sites for 30 days, and by telephone through July 31st by dialing 800-405-2236 or 303-590-3000 and providing confirmation code 544597.

          About Johnson Outdoors Inc.

          (JOUT/Nasdaq)

Johnson Outdoors is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Motors, Diving and Outdoor Equipment. Johnson Outdoors' familiar brands include, among others: Old Town(R) canoes and kayaks; Ocean(TM), Necky(TM) and Dimension(R) kayaks; Minn Kota(R) Motors; Scubapro(R) and SnorkelPro; Uwatec(R); and, Eureka(R) Tents. Helen Johnson-Leipold is Chairman & CEO of the company which has more than 25 locations around the world, employs 1,400 people and annual sales of about $300 million. Visit Johnson Outdoors online at www.JohnsonOutdoors.com.

Certain matters discussed in this press release are "forward-looking statements," intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement includes phrases such as the Company "expects," "believes" or other words of similar meaning. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include completion of the quarterly review of financial results, for the quarter ended June 27, 2003, by the Company's independent auditors. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligations to publicly update such forward-looking statements to reflect subsequent events or circumstances.